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                                                                      Exhibit 23




                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-48781, 333-70101, 333-70101-01, 333-87847, 333-
87847-01 and 333-87847-02) of PPL Corporation and in the Registration Statements on Form S-8 (Nos. 33-50031, 333-02003 and 333-95967) of PPL Corporation of our report dated January 31, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10_K.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 1, 2000